Exhibit 10.10

SUB-CONTRACT AGREEMENT

FOR

Remediation of oily sludge material in KOC SEK Fields {Lot - C)

BETWEEN

HERA AG

AND

VIVAKOR-ME

(SUB-CONTRACT No.                    )

SUB-CONTRACT AGREEMENT

This SUB-CONTRACT AGREEMENT ("AGREEMENT") for oily sludge material remediation services is made and entered into as on 07/12/2019 (the "Effective Date"), by and between:

(a)	HERA AG, having its registered address at Calle Numancia 185, 08050 Barcelona (Spain), hereinaft er referred to as "HERA" (the "CONTRACTOR"); and

(b)	VIVAKOR MIDDLE EAST, a company organized and existing under the laws of the State of Qatar and having its registered address at Al Mana Twin Towers, CR Number 74308 hereinafter referred to as "VIVAKOR-ME" (the "SUB-CONTRACTOR" ).

1.	Scope of Work:

Hera AG and Vivakor-ME, agree to cooperate on a pilot up to 1,000 cubic meters for KOC's Soil Remediation program to allow for Vivakor-ME to prove its technology on KOC sludge/soil.

By agreeing to cooperate on a pilot of 1,000 cubic meters for KOC's Soil Remediation program, Vivakor ME agrees not to burden Hera AG with any legal or financial responsibility for the pilot program Hera AG also agrees not to burden Vivakor-ME with any legal or financial responsibility for the pilot program.

Hera AG will seek approval from KOC to have Vivakor-ME as a sub-contractor. Hera AG will also seek approval from KOC to allow for Vivakor-ME to operate from the site currently occupied by TERI & process sludge from that site as Vivakor-ME's machinery &equipment is fully set-up and installed on that site.

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Should KOC insist that Vivakor-ME work using Hera AG 's sludge, Vivakor-ME is ready and willing to truck the sludge from Hera AG’s site to the site currently occupied by TERI.

Hera AG will not contribute financially to this pilot program; all costs are to be borne by Vivakor-ME.

Hera AG will, also help by providing a safety officer and a site supervisor on site.

In turn, Vivakor-ME will not absorb any outstanding legal or financial commitments that are currently held by        .

Hera AG will not have any responsibility with Vivakor-ME either in the event that the trial is satisfactory or in the event that it unsuccessful.

2.	Indemnification

2.1	SUB-CONTRACTOR agrees to indemnify, hold harmless, and defend CONTRACTOR, its officers, directors, members, agents, representatives employees from any and all liabilities, claims, damages, penalties, fines, forfeitures, suits and the cost incidents thereto caused by SUB-CONTRACTOR or its officers, directors, agents or employees, negligent or willful acts or omissions in the performance of work or by the breach of any term or provisions set forth in the Agreement.

2.2	CONTRACTOR agrees to indemnify, hold harmless, and defend SUB-CONTRACTOR, its officers, directors, members, agents, representatives employees from any and all liabilities, claims, damages, penalties, fines, forfeitures, suits and the cost incidents thereto caused by CONTRACTOR or its officers, directors, agents or employees, negligent or willful acts or omissions in the performance of work or by the breach of any term or provisions set forth in the Agreement.

IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have executed this AGREEMENT as of the day and year first written above:

For and on behalf of the CONTRACTOR	For and on behalf of the SUB-CONTRACTOR

HERA AG	VIVAKOR MIDDLE EAST

/s/	/s/ Matt Nicosia Name: Matt Nicosia Title: President

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